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                                                                Exhibit (99)-(1)




                                 ESELCO, INC.

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                              ON OCTOBER 7, 1997

The undersigned hereby appoints Allan L. Grauer, James S. Clinton and David K. Easlick and each of them, proxies, with full power of substitution, and hereby authorizes them to represent and to vote all shares of stock which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Special Meeting of Shareholders of ESELCO, Inc. ("ESELCO") to be held at the Ramada Inn Conference Center, 3290 I-97 Business Spur, Sault Ste. Marie, Michigan on October 7, 1997 at 10:00 a.m. (Eastern Daylight Time), or at any adjournment thereof, as follows, hereby revoking any proxy previously given.


1. [ ] FOR [ ] AGAINST [ ] ABSTAIN with respect to approval of the Amended and Restated Agreement and Plan of Reorganization, including the related Plan of Merger, providing for the merger of ESL Acquisition, Inc., a wholly-owned subsidiary of Wisconsin Energy Corporation ("Wisconsin Energy"), with and into ESELCO, pursuant to which the outstanding shares of ESELCO Common Stock will be converted into shares of Wisconsin Energy Common Stock; and

2. In their discretion on such other matters as may properly come before the meeting or any adjournment thereof;

all as described and set forth in the Notice and Proxy Statement/Prospectus relating to the meeting, receipt of which are hereby acknowledged.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.
                 (Continued and to be signed on reverse side)

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN
BY THE UNDERSIGNED STOCKHOLDER, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Please note any change of address


                                  Dated: ___________________________, 1997


                                  ____________________________________________
                                 (Please sign exactly as name appears at left.)

                                 ______________________________________________

                                 (If stock is owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
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